EXHIBIT 10.10.13
SEVENTH AMENDMENT AGREEMENT — AMENDED AND
RESTATED LOAN AND SECURITY AGREEMENT
     This SEVENTH AMENDMENT AGREEMENT (this “Seventh Amendment”) is made as of this 28th day of December, 2005 by and among
     BANK OF AMERICA, N.A. (the “Lender”), with offices at 40 Broad Street, Boston, Massachusetts 02109,
and
     BAKERS FOOTWEAR GROUP, INC., f/k/a Weiss and Neuman Shoe Co. (the “Borrower”), a Missouri corporation with its principal executive offices at 2815 Scott Avenue, Suite C, St. Louis, Missouri 63103,
in consideration of the mutual covenants contained herein and benefits to be derived herefrom.
RECITALS:
     A. Reference is made to that certain Amended and Restated Loan and Security Agreement (as amended to date, the “Loan Agreement”) dated as of June 11, 2002 between the Borrower and the Lender.
     B. The Borrower has requested that the Lender agree to amend the Loan Agreement in order to provide additional Availability and the Lender has agreed to do so on the terms and conditions set forth herein.
Accordingly, the Borrower and the Lender agree as follows:
     1. DEFINITIONS. Terms defined in the Recitals shall be incorporated herein as therein defined. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.
     2. AMENDMENT TO LOAN AGREEMENT. The definition “Borrowing Base” in Article 1 of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor:
“Borrowing Base”; The aggregate of the following:
(i) The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.
Plus
(ii)        (A) from January 1 through September 30 of each year. the lesser of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by the inventory Advance Rate or (b) the Appraised Inventory Liquidation Value multiplied by the Loan to Collateral Percentage; and
     (B) from October 1 through December 31 of each year, the Appraised Inventory Liquidation Value multiplied by 92.5%.”
     3. ADDITIONAL ACKNOWLEDGMENTS AND REPRESENTATIONS. As an inducement for the Lender to execute this Seventh Amendment, the Borrower hereby represents and warrants that as of the date hereof no Suspension Event has occurred and is continuing.

     4. RATIFICATION OF LOAN DOCUMENTS; NO CLAIMS AGAINST LENDER. Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and re-affirms all and singular the terms and conditions, including execution and delivery, of the Loan Documents. There is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower to the Lender could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect)available to the Borrower with regard to the Liabilities of the Borrower to the Lender, nor is there any basis on which the terms and conditions of any of the Liabilities of the Borrower to the Lender could be claimed to be other than as stated on the written instruments which evidence such Liabilities. To the extent that the Borrower has (or ever had) any such claims against the Lender, it hereby affirmatively WAIVES and RELEASES same.
     5. CONDITIONS TO EFFECTIVENESS. This Seventh Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:
     5.1 This Seventh Amendment shall have been duly executed and delivered by the respective parties hereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender;
     5.2 All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Seventh Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender;
     5.3 The Borrower shall have paid to the Lender an amendment fee in the amount of $25,000 and all expenses then due and owing pursuant to the Loan Agreement; and
     5.4 The Borrower shall have provided such additional instruments and documents to the Lender as the Lender and Lender’s counsel may have reasonably requested, each in form and substance satisfactory to the Lender.
     6. MISCELLANEOUS.
     6.1 This Seventh Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.
     6.2 This Seventh Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.
     6.3 Any determination that any provision of this Seventh Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Seventh Amendment.
     6.4 The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution, and delivery of this Seventh Amendment.

     6.5     THIS SEVENTH AMENDMENT SHALL BE CONSTRUED, GOVERNED, AND ENFORCED PURSUANT TO THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS SEALED INSTRUMENT.

[SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have hereunto caused this Seventh Amendment to be executed and their seals to be hereto affixed as of the date first above written.

BAKERS FOOTWEAR GROUP, INC.,
F/K/A Weiss And Neuman Shoe Co.

By	/s/ Lawrence L. Spanley

Name	Lawrence L. Spanley
Title	Executive Vice President, CFO

BANK AMERICA. N.A.
By	/s/ James J. Ward

Name	James J. Ward
Title	Managing Director
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